UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – FEBRUARY 12, 2009

WIRELESS AGE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Road, Suite 102
King City, Ontario Canada L7B 1M3
(Address of principal executive offices)

(905) 833-2753
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01:	Other Events.

On February 12, 2009, Wireless Age Communications, Inc. (“Wireless Age” or the “Registrant”) received a letter from Function Mobile Inc. terminating the proposed acquisition of Function Mobile by the Registrant effective immediately.

On December 1, 2008, Wireless Age announced that it had agreed, subject to various terms and conditions, to acquire all of the issued and outstanding common shares of Function Mobile.

Function Mobile stated that due to the recent receivership of the Registrant’s subsidiaries Wireless Age Communications Ltd. and Wireless Source Distribution Ltd., a significant material adverse change had occurred in the Registrant’s business affairs. Management attempted to modify the terms of the proposed transaction prior to the termination but was not able to find a mutually satisfactory basis on which the transaction could proceed.

On February 18, 2009, the Registrant issued a press release announcing the termination, a copy of which is appended hereto as Exhibit 99.1.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated February 18, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: February 18, 2009	By:	/s/ Gary Hokkanen
Name: Gary Hokkanen
Title: Chief Financial Officer